Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-185668 and 333-196693 on Form S-3 of our reports dated February 23, 2015, relating to the consolidated financial statements and financial statement schedules of Healthcare Trust of America Holdings, LP and subsidiaries appearing in this Annual Report on Form 10-K of Healthcare Trust of America Holdings, LP and subsidiaries for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
February 23, 2015